Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Immix Biopharma, Inc. (the “Company”) on Form S-8 of our report dated March 29, 2024, relating to the consolidated financial statements of Immix Biopharma, Inc. and its subsidiaries, appearing in the Annual Report on Form 10-K of Immix Biopharma, Inc. for the year ended December 31, 2023.

/s/ KMJ Corbin & Company LLP

KMJ Corbin & Company LLP

Glendora, California

July 19, 2024